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                                 EXHIBIT 10(b)


                 CONSENT OF JORDEN BURT BERENSON & JOHNSON LLP


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                                April 22, 1997

MainStay VP Series Fund, Inc.
51 Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

       We hereby consent to the use of our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 2-86082) filed by MainStay VP Series Fund, Inc. under the Securities Act of 1933 and Post-Effective Amendment No. 24 under the Investment Company Act of 1940.

                                          Very truly yours,

                                          JORDEN BURT BERENSON & JOHNSON LLP



                                          By: /s/ Michael Berenson
                                              ------------------------------
                                                  Michael Berenson